SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): July 27, 2010
Group 1 Automotive, Inc.
(Exact name of Registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	1-13461 (Commission File Number)	76-0506313 (I.R.S. Employer Identification No.)
800 Gessner, Suite 500
Houston, Texas 77024
(Address of principal executive offices) (Zip code)
(713) 647-5700
(Registrant’s telephone number including area code)
Not Applicable
Former name or former address, if changed since last report
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 40.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02.	Results of Operations and Financial Condition.
On July 27, 2010, Group 1 Automotive, Inc., a Delaware corporation (the “Company”), issued a press release announcing its financial results for the three and six months ended June 30, 2010. A copy of the press release is attached hereto as Exhibit 99.1.
As provided in General Instruction B.2. of Form 8-K, the information in this Item 2.02 (including the press release attached as Exhibit 99.1 incorporated by reference in this Item 2.02) shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall such information be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended (the “Securities Act”), or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.

Item 8.01.	Other Events.
The Company also announced completion of its 2008 authorization to repurchase $20.0 million of its common stock. Additionally, the Company announced authorization by its board of directors of a share repurchase program of up to $25.0 million of the Company’s common stock. This program has no expiration date. Repurchases under the program may be made from time to time in the open market or in privately negotiated transactions, depending on market conditions, and will be funded by cash from operations. A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated in this Item 8.01 by reference.

Item 9.01.	Financial Statements and Exhibits.

99.1	Press Release of Group 1 Automotive, Inc., dated as of July 27, 2010.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Group 1 Automotive, Inc.

July 27, 2010	By:	/s/ John C. Rickel
Date		John C. Rickel, Senior Vice President
and Chief Financial Officer

INDEX TO EXHIBITS

99.1	Press Release of Group 1 Automotive, Inc., dated as of July 27, 2010.